As filed with the Securities and Exchange Commission
                                 on February 29, 2000

                                               Registration No. 333-14435
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                             ----------------------
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                         FORM S-8 REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                       HUNGARIAN TELEPHONE AND CABLE CORP.
             (Exact name of registrant as specified in its charter)

           Delaware                                      13-3652685
--------------------------------------------------------------------------------
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                           Identification No.)

100 First Stamford Place, Stamford, CT                   06902
--------------------------------------------------------------------------------
(Address of principal executive offices)                 (Zip Code)

                           EMPLOYMENT CONTRACTS WITH
           JAMES G. MORRISON, ANDREW E. NICHOLSON AND DANIEL R. VAUGHN
 -------------------------------------------------------------------------------
                            (Full title of the plans)


                                 Peter T. Noone
                                 General Counsel
                       Hungarian Telephone and Cable Corp.
                            100 First Stamford Place
                               Stamford, CT 06902
                                 (203) 348-9069

                       (Name, address including zip code,
                         and telephone number including)
)
--------------------------------------------------------------------------------

     The Registrant's Registration Statement No. 333-14435 was deemed effective by the Securities and Exchange Commission on October 18, 1996 in connection with the offering of 110,500 shares of common stock. Pursuant to this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 No. 33-14435, the Registrant hereby deregisters all 110,500 shares of common stock.

     In accordance with the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing a post-effective amendment on Form S-8 and has authorized this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, February 29, 2000.

                                   HUNGARIAN TELEPHONE AND CABLE CORP.

                                   By:  /s/Peter T. Noone
                                        Peter T. Noone
                                        Representative on behalf
                                        of the Registrant and the
                                        Registrant's Board of Directors







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